Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 MEF of CID HoldCo, Inc. of our report dated May 15, 2024, except for Note 10, as to which the date is July 1, 2024, relating to the financial statements of SEE ID, Inc., which are included in the Prospectus on Form S-4 (No. 333-282600) and incorporated by reference in this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

March 27, 2025